EX-23.2

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-495549, No. 333-30473, No. 333-89908, No.
333-45463, No. 333-55604, No. 333-63762, No. 333-49186 and No. 333-111511) and
Form S-3 (No. 333-47034, No. 333-47184, No. 333-47190, No. 333-70937, No.
333-102847, No. 333-102391, No. 333-101303, No. 333-100080, No. 333-92408, No.
333-89974, and No. 333-86438) of P-Com, Inc. of our report dated March 31, 2003, except as to Notes 1c, 12b, 17d, 17e, 17f, and 17g as to which the date is September 3, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
San Jose, California
March 30, 2004